Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated June 20, 2024, except for Note 1, 2, 11 and 12 for which the date is October 25, 2024, relating to the consolidated financial statements of Knorex Ltd. as of December 31, 2023 and 2022 and the years then ended, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

November 8, 2024